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                                                              GC COMPANIES, INC.
                                                                    EXHIBIT 21.1
                                                     SUBSIDIARIES OF THE COMPANY
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GC COMPANIES, INC.                          GENERAL CINEMA THEATRES, INC.
                                            G.C. Theatre Corp. of California
GENERAL CINEMA INTERNATIONAL, INC.          GCT Management, Inc.
General Cinema de Argentina, S.A.           General Cinema Corp. of New York, Inc.
General Cinema, S.A. de C.V.                General Cinema Corp. of North Carolina
Operdora de Cinemas, S.A. de C.V.           General Cinema Corp. of Oklahoma, Inc.
Servicios Cinematograficos Especializados,  General Cinema Corp. of Pennsylvania
    S.A. de C.V.                            General Cinema Corp. of Georgia
                                            General Cinema Corp. of Indiana
GCC INVESTMENTS, INC.                       General Cinema Corp. of Louisiana
Chestnut Hill Clothes, Inc.                 General Cinema Corp. of Maryland, Inc.
Chestnut Hill Foods, Inc.                   General Cinema Corp. of Massachusetts
Chestnut Hill Media, Inc.                   General Cinema Corp. of Michigan
Chestnut Hill Re, Inc.                      General Cinema Corp. of Minnesota, Inc.
Chestnut Hill Telecommunications, Inc.      General Cinema Corp. of New York, Inc.
Chestnut Hill Vision, Inc.                  General Cinema Corp. of North Carolina
Chestnut Hill Wireless, Inc.                General Cinema Corp. of Oklahoma, Inc.
GCC Radio, Inc.                             General Cinema Corp. of Parkway Pointe
                                            General Cinema Corp. of Pennsylvania
                                            General Cinema Corp. of Rhode Island
                                            General Cinema Corp. of South Carolina
                                            General Cinema Corp. of Tennessee
GC Security Corp.                           General Cinema Corp. of Texas
                                            General Cinema Corp. of Virginia
                                            General Cinema Corp. of Washington
                                            General Cinema of Arizona, Inc.
                                            General Cinema of Framingham, Inc.
                                            General Cinema of New Mexico, Inc.
                                            General Cinema Theatre of Columbia, Inc.
                                            General Cinema Theatres of Delaware, Inc.
                                            General Cinema Theatres of Florida, Inc.
                                            General Cinema Theatres of Illinois, Inc.
                                            General Cinema Theatres of New Jersey, Inc.
                                            General Cinema Theatres of Ohio, Inc.
                                            General Cinema Tickets, Inc.
                                            General Cinema Specialty Film, Inc.
                                            Sundance Cinema Circuit, LLC
                                            Premium Theatre of Framingham, Inc.
                                            Cinema Ad-Ventures, Inc.
                                            Global Cinema Network, Inc.
                                            Joliet Cinema, Inc.
                                            Knights Holding Corp.
                                            Knights Realty Corp.
                                            Knights Theatre Corp.
                                            Louis Joliet Cinema, Inc.

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